Exhibit 10.9

EXHIBIT B

AMENDMENT NO. 2 TO PROFESSIONAL HOLDING CORP. 2014 SHARE APPRECIATION RIGHTS PLAN

THIS AMENDMENT TO THE PROFESSIONAL HOLDING CORP. 2014 SHARE APPRECIATION RIGHTS PLAN (this "Amendment") is to be effective as of September 26, 2017 (the "Amendment Date").

WHEREAS, the Board of Directors of Professional Holding Corp. (the "Corporation") approved this Amendment:

NOW, THEREFORE:

1.            Amendments. The Professional Holding Corp. 2014 Share Appreciation Rights Plan (the "Plan") is hereby amended and modified as follows:

(a)       The text of Section 5 of the Plan is hereby deleted in its entirety and replaced with the following:

5. Available Units. The maximum number of Units which shall be made available for issuance under the Plan shall be One Million Two Hundred Thousand (1,200,000) Units. If any Unit granted under the Plan is terminated, forfeited, or ceases to be exercisable for any other reason prior to the end of the period during which Units may be granted under the Plan, such unpaid Units shall become available for new grants under the Plan to any eligible employee, including the original holder of such Units.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Amendment Date.

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
Daniel R. Sheehan
Chairman & President

As adopted by the Board of Directors of

Professional Holding Corp.

Effective as of September 26, 2017